Exhibit 99.1

FOR IMMEDIATE RELEASE

ROYAL CARIBBEAN GROUP REPORTS THIRD QUARTER RESULTS, PROVIDES FORWARD GUIDANCE, AND INTRODUCES THE “TRIFECTA” PERFORMANCE INITIATIVE

MIAMI – November 3, 2022 – Royal Caribbean Group (NYSE: RCL) today reported third quarter 2022 Earnings per Share of $0.13 and Adjusted Earnings per Share of $0.26. Third quarter results were better than expected and above guidance for the quarter mainly due to higher load factors from strong close-in demand, further improvement in onboard revenue and better cost performance. The Group also introduced the Trifecta Program, a new three-year initiative designed to drive superior performance.

“Last quarter's better than expected performance was a result of the continued robust demand environment and strong execution by our teams,” said Jason Liberty, president and chief executive officer of Royal Caribbean Group. "The combination of our leading global brands, the best and most innovative fleet in the industry, our nimble global sourcing platform and the very best people have delivered a successful return of our business to full operations and positions us well to deliver record yields and adjusted EBITDA in 2023," added Liberty. "The Trifecta Program provides us the financial coordinates we are looking to achieve over the next three years. As we have demonstrated in the past, we expect the formula of moderate yield growth, strong cost discipline, and moderate growth of our fleet will deliver a strong financial profile."

Business Highlights
•Load factors in the third quarter were 96% overall, with Caribbean sailings reaching almost 105%.
•Total Revenue in the third quarter was $3.0 billion, Net Income was $33.0 million and Adjusted EBITDA was $742.3 million.

•Booking volumes in the third quarter accelerated versus the second quarter of 2022 and remained significantly higher than booking volumes received in the third quarter of 2019 for all future sailings.
•For 2023, all quarters are currently booked well within historical ranges at record pricing.
•During the third quarter, the company addressed $5.6 billion of its 2022 and 2023 debt maturities, resulting in $0.1 billion and $2.1 billion of maturities remaining in 2022 and 2023, respectively.
•Based on continued strength in consumer demand and typical load factor seasonality, the company expects fourth quarter load factors to be similar to third quarter overall, and to reach triple digits by year-end.
•For the fourth quarter of 2022, based on current currency exchange rates, fuel rates and interest rates, the company expects to generate Total Revenue of approximately $2.6 billion, Adjusted EBITDA of $350 - $400 million and Adjusted Loss per Share of ($1.30) – ($1.50).
•The Trifecta Program is designed to achieve three important financial goals by the end of 2025: increasing Adjusted EBITDA per APCD to triple digits, increasing Adjusted EPS to double digits, and achieving ROIC in the teens, while in parallel returning to an investment grade profile and reducing carbon intensity by double digits as compared to 2019.

Third Quarter 2022
The company reported Net Income for the third quarter of $33.0 million or $0.13 per share compared to Net Loss of $(1.4) billion or $(5.59) per share for the same period in the prior year. The company also reported Adjusted Net Income of $65.8 million or $0.26 per share for the third quarter compared to Adjusted Net Loss of $(1.2) billion or $(4.91) per share for the same period in the prior year.

Third quarter load factors were 96% overall and almost 105% for Caribbean Sailings. As expected, total revenues per passenger cruise day were flat as reported and up 1% in constant currency versus the third quarter of 2019 despite the negative impact from the redemption of future cruise certificates (FCCs) and lower than average load factors on high priced Europe itineraries.

Gross Cruise Costs per APCD increased 1% as reported and in constant currency, compared to the second quarter 2022. Net Cruise Costs (NCC), excluding fuel, per APCD improved 11% as reported and 10% in constant currency, compared to the second quarter of 2022. Gross Cruise Costs per APCD and NCC, excluding fuel, per APCD for the third quarter included $3.37 per APCD related to health protocols and one-time lagging costs related to fleet ramp up.

NCC, excluding fuel, per APCD for the fourth quarter is expected to be higher by low to mid-single digits compared to the fourth quarter of 2019, all on a constant currency basis. The company still expects to have transitory costs in the fourth quarter, but are expected to normalize as the company is nearing full occupancies, full crew staffing levels, and adapting protocols. The improvement is partially offset by inflationary and supply chain challenges, mainly related to fuel and food costs, that are expected to continue to weigh on costs through the rest of this year and through the first half of 2023.
Update on Bookings

Booking volumes in the third quarter were significantly higher than the corresponding period in 2019. This improvement in bookings was helped by the easing of testing and vaccination protocols which now align more closely with the broader travel industry, allowing everyone to enjoy a cruise vacation.

Guests continue to make their cruise reservations closer to sailing than in the past, resulting in about 50% more bookings in the third quarter for current year sailings when compared to the third quarter of 2019.

While 2022 bookings remain strong and on pace to achieve occupancy targets, the most notable change has been a substantial acceleration in demand for 2023 sailings. Booking volumes for 2023 doubled during the third quarter when compared to the second quarter and were considerably higher than bookings for 2020 sailings during the comparable period in 2019, the highest in company history.

As of September 30, 2022, the Group’s customer deposit balance was $3.8 billion, reflecting typical seasonality as peak summer sailing deposits have been recognized in revenue. In the third quarter, approximately 95% of total bookings were new versus FCC redemptions.
Trifecta Program
The Trifecta Program is a three-year financial performance initiative designed to chart out the pathway back to superior performance with three main goals to be achieved by the end of 2025:

•Triple Digit Adjusted EBITDA per APCD, to exceed prior record Adjusted EBITDA per APCD of $87 in 2019.

•Double Digit Adjusted Earnings per Share to exceed the prior record Adjusted Earnings per Share of $9.54 in 2019.

•Return on Invested Capital (“ROIC”) in the teens to exceed the prior record ROIC of 10.5% in 2019 through optimizing capital allocation and enhancing operating income.

…all while returning to an investment grade profile and reducing carbon intensity by double digits compared to 2019.

To achieve these goals, the company expects to execute its proven formula of moderate capacity growth, moderate yield growth, and strong cost controls, all while ensuring disciplined capital allocation, investing in the future and improving the balance sheet.

“Our brands, vacation offerings and fleet have never been stronger and we are well positioned for continued step change in financial performance," said Liberty. "Our proven formula for success is unchanged as we grow capacity and, enhance profitability while seeking to deliver superior shareholder return.”

Liquidity and Financing Arrangements

As of September 30, 2022, the Group’s liquidity position was $3.1 billion, which includes cash and cash equivalents, undrawn revolving credit facility capacity, and a $700 million commitment for a 364-day term loan facility.

During the third quarter, the company took proactive actions to address $5.6 billion of 2022 and 2023 maturities, in addition to securing financing for the Silversea Endeavour acquisition:

•In August, the company issued $1.15 billion of 6.00% convertible notes due 2025 and used the proceeds to repurchase $800 million of its 4.25% convertible notes maturing June 2023 and $350 million of its 2.875% convertible notes maturing November 2023;

•In August, the company issued $1.25 billion of 11.625% unsecured notes due 2027 to refinance 2022 and 2023 debt maturities;

•In August, the company extended its existing commitment from Morgan Stanley for a $700 million delay draw term loan facility to August 2023;

•In September, the company amended its $554 million Term Loan (due October 2023) such that the aggregate outstanding principal balance is $502 million, with $30.0 million maturing in October 2023 and $472 million maturing in October 2024;

•In September, the company priced $1.0 billion 8.25% secured notes and $1.0 billion 9.25% guaranteed notes, both due 2029 and callable in 2025 to refinance $1.0 billion of secured notes and $1.0 billion of guaranteed notes, both due June 2023. The transaction closed in October.

"During the third quarter, we took a series of proactive actions to methodically address a significant amount of our 2022 and 2023 debt maturities," said Naftali Holtz, chief financial officer, Royal Caribbean Group. "Our strong near term liquidity enables us to focus on continuing to improve the balance sheet as we seek to return to an investment grade profile.”

In September, the company repaid its $650 million 5.25% bond due November 2022 utilizing proceeds from the unsecured offering completed in August 2022.

The company noted that as of September 30, 2022 and reflecting the intended use of proceeds from the recent issuances to repay debt (certain of which occurred in October 2022), the scheduled debt maturities for the remainder of 2022, 2023, 2024, 2025 and 2026 were $0.1 billion, $2.1 billion, $4.6 billion, $3.7 billion and $2.7 billion, respectively.

Fuel Expense

Bunker pricing, net of hedging, for the third quarter was $777 per metric ton and consumption was 407,000 metric tons.

As of the date of this release, fuel consumption is 64% hedged via swaps for the remainder of 2022 and 50% hedged for 2023 below market prices. For the remainder of 2022 and all of 2023, the annual average cost per metric ton of the fuel swap portfolio is approximately $459 and $603, respectively.

Capital Expenditures

Capital expenditures for the fourth quarter of 2022 are expected to be approximately $0.3 billion.

Fourth Quarter Outlook
The company expects to operate 11.7 million APCDs in the fourth quarter and generate approximately $2.6 billion in Total Revenue, based on current currency exchange rates. Fourth quarter load factors are expected to average approximately 95% overall.

The company does not forecast fuel rates, and fuel cost calculations are based on current at-the-pump prices, net of hedging impacts. Based on current fuel rates, the company expects fuel expense in the fourth quarter to be in the range of $282 — $292 million, at an average pricing of $710 per metric ton, net of hedging.

NCC, excluding fuel, per APCD in the fourth quarter of 2022 is expected to increase by low to mid-single digits compared to the fourth quarter of 2019, all on a constant currency basis. This includes expected transitory costs related to health protocols and one-time lagging costs related to fleet ramp up.

Based on current currency exchange rates and fuel rates, the company expects Adjusted EBITDA of $350 — $400 million in the fourth quarter of 2022.

Depreciation and amortization expenses for the fourth quarter of 2022 are expected to be in the range of $355 — $365 million.

Net interest expense, excluding expected loss on extinguishment of debt for the fourth quarter of 2022, based on current interest rates, is expected to be in the range of $355 — $365 million. Approximately 75% of the company's debt is tied to fixed interest rates.

Based on current currency exchange rates, fuel rates and interest rates, the Group expects Adjusted Loss per Share for the fourth quarter of ($1.30) - ($1.50).
2023 Outlook
The company is experiencing strong early booking trends for 2023 and all quarters are currently booked well within historical ranges at record pricing. The market response to the 9 new ships that joined the fleet since 2019, and the ships that will be delivered in 2023, has been excellent. While still early in the booking cycle, the view for 2023 is encouraging and the company expects a return to historical load factors in early summer, record yields and adjusted EBITDA for 2023. The company expects to benefit from lower transitory expenses and accelerating benefit from actions taken to improve margin while partially mitigating continued inflationary pressures expected to persist through the first half of 2023.
CONFERENCE CALL SCHEDULED
The company has scheduled a conference call at 10:00 a.m. Eastern Time today. This call can be heard, either live or on a delayed basis, on the company's Investor Relations website at www.rclinvestor.com.

About Royal Caribbean Group
Royal Caribbean Group (NYSE: RCL) is one of the leading cruise companies in the world with a global fleet of 64 ships traveling to approximately 1,000 destinations around the world. Royal Caribbean Group is the owner and operator of three award winning cruise brands: Royal Caribbean International, Celebrity Cruises, and Silversea Cruises and it is also a 50% owner of a joint venture that operates TUI Cruises and Hapag-Lloyd Cruises. Together, the brands have an additional 10 ships on order as of September 30, 2022. Learn more at www.royalcaribbeangroup.com or www.rclinvestor.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release relating to, among other things, our future performance estimates, forecasts and projections constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited, to: statements regarding revenues, costs and financial results for 2022 and beyond, expectations regarding the timing and results of our Trifecta Program and expectations regarding credit profile and our carbon intensity. Words such as “anticipate,” “believe,” “could,” “driving,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” “would,” “considering,” and similar expressions are intended to help identify forward-looking statements. Forward-looking statements reflect management’s current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, the following: the impact of the global incidence and continued spread of COVID-19, which has had and may continue to have a material adverse impact on our business, liquidity and results of operations, or other contagious illnesses on economic conditions and the travel industry in general and the financial position and operating results of our Company in particular, such as: governmental and self-imposed travel restrictions and guest cancellations; our ability to obtain sufficient financing, capital or revenues to satisfy liquidity needs, capital expenditures, debt repayments and other financing needs; the effectiveness of the actions we have taken to improve and address our liquidity needs; the impact of the economic and geopolitical environment on key aspects of our business including the conflict between Ukraine and Russia, such as the demand for cruises, passenger spending, and operating costs; incidents or adverse publicity concerning our ships, port facilities, land destinations and/or passengers or the cruise vacation industry in general; concerns over safety, health and security of guests and crew; our COVID-19 protocols and any other health protocols we may develop in response to infectious diseases may be costly and less effective than we expect in reducing the risk of infection and spread of such disease on our cruise ships; further impairments of our goodwill, long-lived assets, equity investments and notes receivable; an inability to source our crew or our provisions and supplies from certain places; an increase in concern about the risk of illness on our ships or when travelling to or from our ships, all of which reduces demand; unavailability of ports of call; growing anti-tourism sentiments and environmental concerns; changes in U.S. foreign travel policy; the uncertainties of conducting business internationally and expanding into new markets and new ventures; our ability to recruit, develop and retain high quality personnel; changes in operating and financing costs; our indebtedness, any additional indebtedness we may incur and restrictions in the agreements governing our indebtedness that limit our flexibility in operating our business; the impact of foreign currency exchange rates, the impact of higher interest rate and fuel prices; the settlement of conversions of our convertible notes, if any, in shares of our common stock or a combination of cash and shares of our common stock, which may result in substantial dilution for our existing shareholders; our expectation that we will not declare or pay dividends on our common stock for the near future; vacation industry competition and changes in industry capacity and overcapacity; the risks and costs related to cyber security attacks, data breaches, protecting our systems and maintaining integrity and security of our business information, as well as personal data of our guests, employees and others; the impact of new or changing legislation and regulations (including environmental regulations) or governmental orders on our business; pending or threatened litigation, investigations and enforcement actions; the effects of weather, natural disasters and seasonality on our business; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; the unavailability or cost of air service; and uncertainties of a foreign legal system as we are not incorporated in the United States.
More information about factors that could affect our operating results is included under the caption “Risk Factors” in our most recent current report on Form 10-Q, as well as our other filings with the SEC, copies of which may be obtained by visiting our Investor Relations website at www.rclinvestor.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Definitions
Selected Operational and Financial Metrics

Adjusted EBITDA is a non-GAAP measure that represents EBITDA (as defined below) excluding certain items that we believe adjusting for is meaningful when assessing our profitability on a comparative basis. For the 2022 and 2021 periods, these items included (i) other income; (ii) impairment and credit losses (recoveries); (iii) restructuring charges and other initiative expenses; (iv) equity investment asset impairments; (v) net insurance recoveries related to the collapse of the drydock structure at the Grand Bahama Shipyard involving Oasis of the Seas; (vi) Pullmantur reorganization settlement; and (vii) the net gain recognized in 2021 in relation to the sale of the Azamara brand.

Adjusted Earnings (Loss) per Share ("Adjusted EPS") is a non-GAAP measure that represents Adjusted Net Income (Loss) (as defined below) divided by weighted average shares outstanding or by diluted weighted average shares outstanding, as applicable. We believe that this non-GAAP measure is meaningful when assessing our performance on a comparative basis.

Adjusted Net Income (Loss) is a non-GAAP measure that represents net income (loss) excluding certain items that we believe adjusting for is meaningful when assessing our performance on a comparative basis. For the periods presented, these items included (i) impairment and credit losses (recoveries); (ii) restructuring charges and other initiative expenses; (iii) the amortization of the Silversea Cruises intangible assets resulting from the Silversea Cruises acquisition in 2018; (iv) gain or loss on the extinguishment of debt; (v) the amortization of non-cash debt discount on our convertible notes; (vi) the estimated cash refunds expected to be paid to Pullmantur guests as part of the Pullmantur S.A. reorganization in 2020; (vii) equity investment asset impairments; (viii) net insurance recoveries related to the collapse of the drydock structure at the Grand Bahama Shipyard involving Oasis of the Seas; and (ix) the net gain recognized in 2021 in relation to the sale of the Azamara brand.

Adjusted Operating Income (Loss) is a non-GAAP measure that represents operating income (loss) including income (loss) from equity investments and income taxes but excluding certain items that we believe adjusting for is meaningful when assessing our operating performance on a comparative basis. For the 2019 period, these items included (i) restructuring charges and other initiative expenses; (ii) the amortization of the Silversea Cruises intangible assets resulting from the Silversea Cruises acquisition in

2018; (iii) transaction and integration costs related to the 2018 Silversea Cruises acquisition; (iv) incidental costs, net of insurance recoveries, related to the collapse of the drydock structure at the Grand Bahama Shipyard involving Oasis of the Seas; and (v) the Grand Bahama drydock write-off and other incidental expenses, included within our equity investment income. We use this non-GAAP measure to calculate ROIC (as defined below).

Available Passenger Cruise Days (“APCD”) is our measurement of capacity and represents double occupancy per cabin multiplied by the number of cruise days for the period, which excludes canceled cruise days and cabins not available for sale. We use this measure to perform capacity and rate analysis to identify our main non-capacity drivers that cause our cruise revenue and expenses to vary.

Constant Currency is a significant measure for our revenues and expenses, which are denominated in currencies other than the U.S. Dollar. Because our reporting currency is the U.S. Dollar, the value of these revenues and expenses in U.S. Dollar will be affected by changes in currency exchange rates. Although such changes in local currency prices are just one of many elements impacting our revenues and expenses, it can be an important element. For this reason, we also monitor our revenues and expenses in "Constant Currency" - i.e., as if the current period's currency exchange rates had remained constant with the comparable prior period's rates. For the 2022 periods presented, we calculate "Constant Currency" by applying the average 2019 or Q2 2022 period exchange rates for each of the corresponding months of the reported and/or forecasted period, so as to calculate what the results would have been had exchange rates been the same throughout both periods. We do not make predictions about future exchange rates and use current exchange rates for calculations of future periods. It should be emphasized that the use of Constant Currency is primarily used by us for comparing short-term changes and/or projections. Over the longer term, changes in guest sourcing and shifting the amount of purchases between currencies can significantly change the impact of the purely currency-based fluctuations.

EBITDA is a non-GAAP measure that represents net income (loss) excluding (i) interest income; (ii) interest expense, net of interest capitalized; (iii) depreciation and amortization expenses; and (iv) income tax benefit or expense. We believe that this non-GAAP measure is meaningful when assessing our operating performance on a comparative basis.

Invested Capital represents the most recent five-quarter average of total debt (i.e., Current portion of long-term debt plus Long-term debt) plus Total shareholders' equity. We use this measure to calculate ROIC (as defined below).

Occupancy ("Load Factor"), in accordance with cruise vacation industry practice, is calculated by dividing Passenger Cruise Days (as defined below) by APCD. A percentage in excess of 100% indicates that three or more passengers occupied some cabins.

Passenger Cruise Days represent the number of passengers carried for the period multiplied by the number of days of their respective cruises.

Carbon Intensity is our measurement of carbon dioxide emissions per gross tonne nautical mile (well-to-wake).

Gross Cruise Costs represent the sum of total cruise operating expenses plus marketing, selling and administrative expenses.

Net Cruise Costs (“NCC”) and NCC excluding Fuel are non-GAAP measures that represent Gross Cruise Costs excluding commissions, transportation and other expenses and onboard and other expenses and, in the case of Net Cruise Costs excluding Fuel, fuel expenses. For the 2022 and 2019 periods presented, Net Cruise Costs and Net Cruise Costs excluding Fuel exclude (i) restructuring charges and other initiative expenses; (ii) the transaction and integration costs related to the Silversea Cruises acquisition; and (iii) the costs, net of insurance recoveries, related to the Grand Bahama drydock structure incident involving Oasis of the Seas. In measuring our ability to control costs in a manner that positively impacts net income, we believe changes in Net Cruise Costs and Net Cruise Costs excluding Fuel to be the most relevant indicators of our performance.

Return on Invested Capital ("ROIC") represents Adjusted Operating Income (Loss) divided by Invested Capital. We believe ROIC is a meaningful measure because it quantifies how efficiently we generated operating income relative to the capital we have invested in the business. ROIC is also used as a key metric in our long-term incentive compensation program for our executive officers.

Trifecta refers to the multi-year Adjusted EBITDA per APCD, Adjusted EPS and ROIC goals we publicly announced in November 2022 and are seeking to achieve by the end of 2025. We designed this program to help us better execute and achieve our business goals by clearly articulating longer-term financial objectives. Under the Trifecta Program, we are targeting Adjusted EBITDA per APCD of at least $100, Adjusted EPS of at least $10, and ROIC of 13% or higher by the end of 2025.

For additional information see “Adjusted Measures of Financial Performance” below.

Adjusted Measures of Financial Performance
This press release includes certain adjusted financial measures defined as non-GAAP financial measures under Securities and Exchange Commission rules, which we believe provide useful information to investors as a supplement to our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles, or U.S. GAAP.

The presentation of adjusted financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. These measures may be different from adjusted measures used by other companies. In addition, these adjusted measures are not based on any comprehensive set of accounting rules or principles. Adjusted measures have limitations in that they do not reflect all of the amounts associated with our results of operations as do the corresponding U.S. GAAP measures.

A reconciliation to the most comparable U.S. GAAP measure of all adjusted financial measures included in this press release can be found in the tables included at the end of this press release. We have not provided a quantitative reconciliation of the projected non-GAAP financial measures to the most comparable GAAP financial measures because preparation of meaningful U.S. GAAP projections would require unreasonable effort. Due to significant uncertainty, we are unable to predict, without unreasonable effort, the future movement of foreign exchange rates, fuel prices and interest rates inclusive of our related hedging programs. In addition, we are unable to determine the future impact of non-core business related gains and losses which may result from strategic initiatives. These items are uncertain and could be material to our results of operations in accordance with U.S. GAAP. Due to this uncertainty, we do not believe that reconciling information for such projected figures would be meaningful.

ROYAL CARIBBEAN CRUISES LTD.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(unaudited; in thousands, except per share data)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Passenger ticket revenues	$2,020,974	$280,153	$4,091,035	$323,782
Onboard and other revenues	972,101	176,805	2,145,513	226,104
Total revenues	2,993,075	456,958	6,236,548	549,886
Cruise operating expenses:
Commissions, transportation and other	484,054	64,780	964,256	72,917
Onboard and other	220,216	42,703	450,225	55,782
Payroll and related	304,369	265,974	981,128	530,250
Food	194,966	48,950	450,376	74,618
Fuel	316,214	118,127	779,873	219,058
Other operating	436,444	273,157	1,206,036	569,383
Total cruise operating expenses	1,956,263	813,691	4,831,894	1,522,008
Marketing, selling and administrative expenses	373,116	323,422	1,138,571	867,021
Depreciation and amortization expenses	355,085	325,907	1,046,094	959,512
Impairment and credit losses (recoveries)	10,186	(238)	(584)	39,934
Operating Income (Loss)	298,425	(1,005,824)	(779,427)	(2,838,589)
Other income (expense):
Interest income	11,953	3,786	21,765	13,317
Interest expense, net of interest capitalized	(352,187)	(430,661)	(932,552)	(1,007,986)
Equity investment income (loss)	73,997	(29,085)	29,759	(137,044)
Other income	780	37,230	4,699	66,771
	(265,457)	(418,730)	(876,329)	(1,064,942)
Net Income (Loss)	$32,968	$(1,424,554)	$(1,655,756)	$(3,903,531)
Earnings (Loss) per Share:
Basic	$0.13	$(5.59)	$(6.49)	$(15.56)
Diluted	$0.13	$(5.59)	$(6.49)	$(15.56)
Weighted-Average Shares Outstanding:
Basic	255,071	254,713	254,953	250,808
Diluted	255,378	254,713	254,953	250,808

Comprehensive Loss
Net Income (Loss)	$32,968	$(1,424,554)	$(1,655,756)	$(3,903,531)
Other comprehensive (loss) income:
Foreign currency translation adjustments	11,498	5,022	31,958	11,255
Change in defined benefit plans	7,226	(3,627)	34,991	3,748
(Loss) gain on cash flow derivative hedges	(259,949)	(13,264)	(148,541)	48,514
Total other comprehensive (loss) income	(241,225)	(11,869)	(81,592)	63,517
Comprehensive Loss	$(208,257)	$(1,436,423)	$(1,737,348)	$(3,840,014)

ROYAL CARIBBEAN CRUISES LTD.
STATISTICS
(unaudited)

	Quarter Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	2019	2022	2021	2019

Passengers Carried	1,714,774	251,744	1,728,997	3,790,205	327,226	4,926,123
Passenger Cruise Days	11,136,331	1,496,609	11,863,189	23,998,975	1,771,087	33,746,534
APCD	11,564,662	4,112,256	10,733,254	29,553,564	4,967,078	31,031,274
Occupancy	96.3%	36.4%	110.5%	81.2%	35.7%	108.8%

ROYAL CARIBBEAN CRUISES LTD.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
	As of
	September 30,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,566,213	$2,701,770
Trade and other receivables, net of allowances of $10,542 and $13,411 at September 30, 2022 and December 31, 2021, respectively	534,414	408,067
Inventories	237,186	150,224
Prepaid expenses and other assets	435,709	286,026
Derivative financial instruments	63,524	54,184
Total current assets	2,837,046	3,600,271
Property and equipment, net	27,693,240	25,907,949
Operating lease right-of-use assets	554,424	542,128
Goodwill	809,201	809,383
Other assets, net of allowances of $72,160 and $86,781 at September 30, 2022 and December 31, 2021, respectively	1,570,279	1,398,624
Total assets	$33,464,190	$32,258,355
Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long-term debt	$3,945,145	$2,243,131
Current portion of operating lease liabilities	75,179	68,922
Accounts payable	623,565	545,978
Accrued interest	274,022	251,974
Accrued expenses and other liabilities	858,936	887,575
Derivative financial instruments	242,648	127,236
Customer deposits	3,774,499	3,160,867
Total current liabilities	9,793,994	7,285,683
Long-term debt	19,384,226	18,847,209
Long-term operating lease liabilities	542,576	534,726
Other long-term liabilities	537,970	505,181
Total liabilities	30,258,766	27,172,799

Shareholders’ equity
Preferred stock ($0.01 par value; 20,000,000 shares authorized; none outstanding)	—	—
Common stock ($0.01 par value; 500,000,000 shares authorized; 283,198,625 and 282,703,246 shares issued, September 30, 2022 and December 31, 2021, respectively)	2,832	2,827
Paid-in capital	7,270,521	7,557,297
(Accumulated deficit) retained earnings	(1,207,223)	302,276
Accumulated other comprehensive loss	(792,477)	(710,885)
Treasury stock (28,018,385 and 27,882,987 common shares at cost, September 30, 2022 and December 31, 2021, respectively)	(2,068,229)	(2,065,959)
Total shareholders’ equity	3,205,424	5,085,556
Total liabilities and shareholders’ equity	$33,464,190	$32,258,355

ROYAL CARIBBEAN CRUISES LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2022	2021
Operating Activities
Net Loss	$(1,655,756)	$(3,903,531)
Adjustments:
Depreciation and amortization	1,046,094	959,512
Impairment and credit losses (recoveries)	(584)	39,934
Net deferred income tax benefit	(14,345)	(31,395)
Loss (gain) on derivative instruments not designated as hedges	175,686	(11,560)
Share-based compensation expense	24,285	55,435
Equity investment (income) loss	(29,759)	137,044
Amortization of debt issuance costs	118,307	94,511
Amortization of debt discounts and premiums	11,650	93,517
Loss on extinguishment of debt	16,449	138,759
Changes in operating assets and liabilities:
Increase in trade and other receivables, net	(173,555)	(225,535)
Increase in inventories	(86,962)	(26,711)
Increase in prepaid expenses and other assets	(108,429)	(123,935)
Increase in accounts payable	79,249	107,215
Increase (decrease) in accrued interest	22,053	(3,685)
Decrease in accrued expenses and other liabilities	(18,973)	(5,911)
Increase in customer deposits	613,632	1,031,930
Other, net	(113,783)	1,637
Net cash used in operating activities	(94,741)	(1,672,769)
Investing Activities
Purchases of property and equipment	(2,543,266)	(1,654,271)
Cash received on settlement of derivative financial instruments	42,958	27,497
Cash paid on settlement of derivative financial instruments	(389,387)	(54,916)
Investments in and loans to unconsolidated affiliates	(614)	(70,084)
Cash received on loans to unconsolidated affiliates	14,030	25,647
Proceeds from the sale of property and equipment and other assets	66	175,439
Other, net	5,262	(9,546)
Net cash used in investing activities	(2,870,951)	(1,560,234)

ROYAL CARIBBEAN CRUISES LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2022	2021
Financing Activities
Debt proceeds	7,207,566	4,144,077
Debt issuance costs	(222,787)	(159,147)
Repayments of debt	(5,135,323)	(2,212,510)
Premium on repayment of debt	—	(135,372)
Repayments of commercial paper notes	—	(414,570)
Proceeds from common stock issuances	—	1,621,860
Other, net	(16,556)	(5,779)
Net cash provided by financing activities	1,832,900	2,838,559
Effect of exchange rate changes on cash and cash equivalents	(2,765)	(704)
Net decrease in cash and cash equivalents	(1,135,557)	(395,148)
Cash and cash equivalents at beginning of period	2,701,770	3,684,474
Cash and cash equivalents at end of period	$1,566,213	$3,289,326
Supplemental Disclosure
Cash paid during the period for:
Interest, net of amount capitalized	$752,623	$630,740
Non-cash Investing Activities
Notes receivable issued upon sale of property and equipment and other assets	$—	$16,000
Purchase of property and equipment included in accounts payable and accrued expenses and other liabilities	$26,026	$22,925
Acquisition of property and equipment from assumed debt	$275,000	$—
Non-cash Financing Activity
Debt related to acquisition of property and equipment	$275,000	$—

ROYAL CARIBBEAN CRUISES LTD.
NON-GAAP RECONCILING INFORMATION
(unaudited)
Gross Cruise Costs, Net Cruise Costs and Net Cruise Costs Excluding Fuel were calculated as follows (in thousands, except APCD and costs per APCD):

	Quarter Ended September 30,			Nine Months Ended September 30,
	2022	2022 On a Constant Currency Basis	2019	2022	2022 On a Constant Currency Basis	2019
Total cruise operating expenses	$1,956,263	$—	$1,623,038	$4,831,894	$—	$4,581,246
Marketing, selling and administrative expenses	373,116	—	352,725	1,138,571	—	1,144,546
Gross Cruise Costs	2,329,379	2,350,281	1,975,763	5,970,465	6,001,951	5,725,792
Less:
Commissions, transportation and other	484,054	—	488,921	964,256	—	1,279,010
Onboard and other	220,216	—	200,656	450,225	—	510,255
Net Cruise Costs Including Other Costs	1,625,109	—	1,286,186	4,555,984	—	3,936,527
Less:
Restructuring charges and other initiatives expense (1)	4,573	—	—	6,448	—	—
Integration costs related to Silversea Cruises acquisition (1)	—	—	862	—	—	862
Transaction costs related to Silversea Cruises acquisition (1)	—	—	—	—	—	1,186
Costs, net of insurance recoveries, related to the Oasis of the Seas incident included within cruise operating expenses	—	—	(429)	—	—	11,597
Net Cruise Costs	1,620,536	1,632,152	1,285,753	4,549,536	4,568,980	3,922,882
Less:
Fuel (2)	316,214	—	178,373	779,873	—	519,772
Net Cruise Costs Excluding Fuel	$1,304,322	$1,315,937	$1,107,380	$3,769,663	$3,789,105	$3,403,110

APCD	11,564,662	11,564,662	10,733,254	29,553,564	29,553,564	31,031,274
Gross Cruise Costs per APCD	$201.42	$203.23	$184.08	$202.02	$203.09	$184.52
Net Cruise Costs per APCD	$140.13	$141.13	$119.79	$153.94	$154.60	$126.42
Net Cruise Costs Excluding Fuel per APCD	$112.79	$113.79	$103.17	$127.55	$128.21	$109.67

(1) Included within Marketing, selling and administrative expenses in our consolidated statements of comprehensive income (loss).
(2) For the quarter and nine months ended September 30, 2019, the amounts do not include fuel expense, net of insurance recoveries, related to the collapse of the drydock structure at the Grand Bahama Shipyard involving Oasis of the Seas.

ROYAL CARIBBEAN CRUISES LTD.
NON-GAAP RECONCILING INFORMATION
(unaudited)
Gross Cruise Costs, Net Cruise Costs and Net Cruise Costs Excluding Fuel were calculated as follows (in thousands, except APCD and costs per APCD):

	Quarter Ended
	September 30, 2022	Q3 2022 On a Constant Currency Basis	June 30, 2022
Total cruise operating expenses	$1,956,263	$—	$1,690,862
Marketing, selling and administrative expenses	373,116	—	371,425
Gross Cruise Costs	2,329,379	2,345,152	2,062,287
Less:
Commissions, transportation and other	484,054	—	329,859
Onboard and other	220,216	—	155,570
Net Cruise Costs Including Other Costs	1,625,109	—	1,576,858
Less:
Restructuring charges and other initiatives expense (1)	4,573	—	902
Net Cruise Costs	1,620,536	1,628,639	1,575,956
Less:
Fuel	316,214	—	275,179
Net Cruise Costs Excluding Fuel	$1,304,322	$1,312,424	$1,300,777

APCD	11,564,662	11,564,662	10,295,996
Gross Cruise Costs per APCD	$201.42	$202.79	$200.30
Net Cruise Costs per APCD	$140.13	$140.83	$153.06
Net Cruise Costs Excluding Fuel per APCD	$112.79	$113.49	$126.34

(1) Included within Marketing, selling and administrative expenses in our consolidated statements of comprehensive loss.

ROYAL CARIBBEAN CRUISES LTD.
NON-GAAP RECONCILING INFORMATION
(unaudited)
EBITDA and Adjusted EBITDA were calculated as follows (in thousands, except APCD and per APCD data):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net Income (Loss)	$32,968	$(1,424,554)	$(1,655,756)	$(3,903,531)
Interest income	(11,953)	(3,786)	(21,765)	(13,317)
Interest expense, net of interest capitalized	352,187	430,661	932,552	1,007,986
Depreciation and amortization expenses	355,085	325,907	1,046,094	959,512
Income tax (benefit) expense (1)	(38)	(26,252)	4,515	(36,257)
EBITDA	728,249	(698,024)	305,640	(1,985,607)

Other income (2)	(742)	(10,978)	(9,214)	(30,514)
Impairment and credit losses (recoveries) (3)	10,186	(237)	(584)	39,934
Restructuring charges and other initiatives expense	4,573	74	6,448	1,721
Equity investment impairment (4)	—	—	—	26,042
Oasis of the Seas incident (5)	—	—	—	(6,584)
Pullmantur reorganization settlement	—	5,242	—	5,242
Net gain related to the sale of the Azamara brand	—	163	—	(4,773)
Adjusted EBITDA	$742,266	$(703,760)	$302,290	$(1,954,539)

APCD	11,564,662	4,112,256	29,553,564	4,967,078
Net Income (Loss) per APCD	$2.85	$(346.42)	$(56.03)	$(785.88)
Adjusted EBITDA per APCD	$64.18	$(171.14)	$10.23	$(393.50)

(1) Included within Other income (expense) in our consolidated statements of comprehensive loss.
(2) Excludes income tax (benefit) expense, included in the EBITDA calculation above.
(3) Primarily represents asset impairments and a credit loss recovery for a note receivable in which credit losses were previously recorded in 2022.
(4) Represents equity investment asset impairments for TUI Cruises GmbH in 2021 as a result of the impact of COVID-19.
(5) Represents net insurance recoveries related to the collapse of the drydock structure at the Grand Bahama Shipyard involving Oasis of the Seas.

ROYAL CARIBBEAN CRUISES LTD.
NON-GAAP RECONCILING INFORMATION
(unaudited)
EBITDA and Adjusted EBITDA for 2019, which is the basis year of our Trifecta Adjusted EBITDA per APCD target, were calculated as follows (in thousands, except APCD and per APCD data):
Year Ended December 31,
2019
Net Income attributable to Royal Caribbean Cruises Ltd.	$1,878,887
Interest income	(26,945)
Interest expense, net of interest capitalized	408,513
Depreciation and amortization expenses	1,245,942
Income tax expense (1)	32,602
EBITDA	3,538,999

Other income (2)	(8,089)
Grand Bahama's drydock write-off and other incidental expenses	20,709
Restructuring charges and other initiatives expense	13,707
Oasis of the Seas incident (3)	14,530
Transaction and integration costs related to the 2018 Silversea acquisition	2,048
Non-controlling interest adjustment (4)	35,965
Adjusted EBITDA	$3,617,869

APCD	41,432,451
Net Income attributable to Royal Caribbean Cruises Ltd. per APCD	$45.35
Adjusted EBITDA per APCD	$87.32

(1) Included within Other income (expense) in our consolidated statements of comprehensive income (loss).
(2) Excludes income tax expense, included in the EBITDA calculation above.
(3) Represents incidental costs, net of insurance recoveries, related to the collapse of the drydock structure at the Grand Bahama Shipyard involving Oasis of the Seas.
(4) Adjustment made to exclude the impact of the contractual accretion requirements associated with the put option held by Heritage Cruise Holding Ltd.'s (previously known as Silversea Cruises Group Ltd.) noncontrolling interest, which noncontrolling interest we acquired on July 9, 2020.

ROYAL CARIBBEAN CRUISES LTD.
NON-GAAP RECONCILING INFORMATION
(unaudited)
Adjusted Net Income (Loss) and Adjusted Earnings (Loss) per Share were calculated as follows (in thousands, except shares and per share data):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net Income (Loss)	$32,968	$(1,424,554)	$(1,655,756)	$(3,903,531)
Impairment and credit losses (recoveries) (1)	10,186	(237)	(584)	39,934
Restructuring charges and other initiatives expense	4,573	74	6,448	1,721
Amortization of Silversea Cruises intangible assets related to Silversea Cruises acquisition	1,623	1,623	4,870	4,869
Loss on extinguishment of debt	16,449	141,915	16,449	138,759
Convertible debt amortization of debt discount (2)	—	26,073	—	78,219
Pullmantur reorganization settlement (3)	—	5,242	—	10,242
Equity investment impairment (4)	—	—	—	26,042
Oasis of the Seas incident (5)	—	—	—	(6,584)
Net gain related to the sale of the Azamara brand	—	163	—	(4,773)
Adjusted Net Income (Loss)	$65,799	$(1,249,701)	$(1,628,573)	$(3,615,102)

Earnings (Loss) per Share - Diluted	$0.13	$(5.59)	$(6.49)	$(15.56)
Adjusted Earnings (Loss) per Share - Diluted	$0.26	$(4.91)	$(6.39)	$(14.41)

Weighted-Average Shares Outstanding - Diluted	255,378	254,713	254,953	250,808

(1) Primarily represents asset impairments and a credit loss recovery for a note receivable in which credit losses were previously recorded in 2022.
(2) Represents the amortization of non-cash debt discount on our convertible notes.
(3) Represents estimated cash refunds expected to be paid to Pullmantur guests as part of the Pullmantur S.A. reorganization.
(4) Represents equity investment asset impairments for TUI Cruises GmbH in 2021 as a result of the impact of COVID-19.
(5) Represents net insurance recoveries related to the collapse of the drydock structure at the Grand Bahama Shipyard involving Oasis of the Seas.

Adjusted Operating Income for 2019, which is the basis year of our Trifecta ROIC target, was calculated as follows (in thousands):

For the Twelve Months Ended
December 31, 2019
Operating Income	$2,082,701
Including:
Equity investment income	230,980
Income tax expense (1)	(32,602)
Adjustments:
Restructuring charges and other initiatives expense	13,707
Amortization of Silversea Cruises intangible assets related to Silversea Cruises acquisition	12,275
Transaction and integration costs related to the 2018 Silversea acquisition	2,048
Oasis of the Seas incident (2)	14,530
Grand Bahama's drydock write-off and other incidental expenses	20,709
Adjusted Operating Income	$2,344,348

(1) Included within Other income (expense) in our consolidated statements of comprehensive income (loss).
(2) Represents incidental costs, net of insurance recoveries, related to the collapse of the drydock structure at the Grand Bahama Shipyard involving Oasis of the Seas.